                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           AER Energy Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               (AER ENERGY LOGO)

                                                                   April 9, 1998

Dear Shareholder,

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of AER Energy Resources, Inc. on Thursday, May 14, 1998, at 11:00 a.m., local time, at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339.

     The business to be acted on during the meeting includes the election of seven Directors. The accompanying proxy statement contains details on this item. We will also review the major developments of 1997.

     Your participation in the affairs of the Company is important, regardless of the number of shares you hold. To ensure your representation at the meeting whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible. If you do attend the meeting, you may revoke your proxy and vote in person if you so desire.

     I look forward to seeing you on May 14. Thank you for your continuing interest in the Company.

                                          Sincerely yours,

                                          /S/ DAVID W. DORHEIM
                                          DAVID W. DORHEIM
                                          President and Chief Executive Officer
                                          AER Energy Resources, Inc.

                           AER ENERGY RESOURCES, INC.
                             4600 HIGHLANDS PARKWAY
                                    SUITE G
                             SMYRNA, GEORGIA 30082

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1998

To the Shareholders of AER Energy Resources, Inc.:

     The Annual Meeting of Shareholders of AER Energy Resources, Inc. (the "Company") will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339 on Thursday, May 14, 1998, at 11:00 a.m., local time, for the following purposes:

          1. To elect seven Directors.

          2. To transact such other business as may properly come before the meeting.

     March 16, 1998 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly to our transfer agent in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

                                          By Order of the Board of Directors

                                          /s/ M. BETH DONLEY
                                          M. BETH DONLEY
                                          Vice President -- Chief Financial
                                          Officer, Secretary and Treasurer

April 9, 1998

     SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                           AER ENERGY RESOURCES, INC.
                             4600 HIGHLANDS PARKWAY
                                    SUITE G
                             SMYRNA, GEORGIA 30082

                                PROXY STATEMENT
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AER Energy Resources, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, at 11:00 a.m., local time, on May 14, 1998, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997 is enclosed. This Proxy Statement and accompanying form of proxy and the Company's 1997 Annual Report to Shareholders were first sent or given to shareholders on or about April 9, 1998.

SOLICITATION OF PROXIES

     This proxy solicitation will be conducted principally by mail, and the cost will be paid by the Company. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and the Company will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

ACTIONS TO BE TAKEN UNDER THE PROXY

     In voting on the election of Directors (Proposal 1), shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR Proposal 1, the election of all the nominees for Director set forth below under "Election of Directors". Some proxies may be broker non-votes (marked to indicate that the shares are not being voted).

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the Annual Meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management's proxy), whether or not the proxy is marked to withhold authority or abstain or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

     The election of Directors will require the affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy. Votes withheld and broker non-votes will not be included in vote totals for Director nominees and will have no effect on the outcome of the vote.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company. In order to be effective, such notice or later dated proxy must be received by the Company prior to the exercise of the earlier proxy. A shareholder may attend the Annual Meeting, revoke his proxy and vote in person.

                               VOTING SECURITIES

     Only holders of record as of the close of business on March 16, 1998 of the Company's common stock, no par value ("AER Common Stock"), are entitled to vote at the Annual Meeting. On that date, there were 24,802,263 shares of AER Common Stock outstanding, each entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of March 16, 1998, certain information with respect to the only persons known by the Company to be the beneficial owners, as determined pursuant to Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding AER Common Stock. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them. The following table is based in part upon information from SEC Schedule 13Ds and 13Gs furnished to the Company.

                                                                                      PERCENT OF
                                                                   AMOUNT OF         OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   COMMON STOCK
------------------------------------                          --------------------   ------------
Jon A. Lindseth(1)..........................................       6,584,645             26.6%
  12651 Elmwood Avenue
  Cleveland, OH 44111
Jon A. Lindseth, Trustee under Jon..........................       6,469,645             26.1%
  A. Lindseth Trust Agreement dated
  April 25, 1986, as modified(1)
  12651 Elmwood Avenue
  Cleveland, OH 44111
AER Partners(1).............................................       3,189,915             12.9%
  12651 Elmwood Avenue
  Cleveland, OH 44111
Elmwood Partners II(1)......................................       3,158,500             12.7%
  12651 Elmwood Avenue
  Cleveland, OH 44111
Odyssey Partners, L.P.(2)...................................       2,177,055              8.8%
  31 West 52nd Street
  New York, NY 10019
Keystone, Inc.(3)...........................................       1,095,500              4.4%
  201 Main Street, Suite 3100
  Fort Worth, TX 76102
FW AER Partners L.P.(3).....................................       2,419,158              9.4%
  201 Main Street, Suite 3100
  Fort Worth, TX 76102

---------------

(1) The Jon A. Lindseth Trust Agreement dated April 25, 1986, as modified (the "Trust"), is a revocable trust created to manage and invest certain assets for the benefit of Mr. Lindseth. The Trust's 26.1% interest in AER Common Stock is owned indirectly through the Trust's 50% ownership interests in AER Partners and Elmwood Partners II and 30% ownership interest in Battery Partners. Elmwood Partners II and AER Partners are investment partnerships that are composed of substantially the same partners. Battery Partners is a partnership which owns 121,230 shares or 0.5% of the outstanding AER Common Stock. Each of these entities is controlled by Mr. Lindseth. Mr. Lindseth claims beneficial ownership of all shares of AER Common Stock indirectly owned by the Trust. Mr. Lindseth also controls The Kindt-Collins Company ("Kindt-Collins") which owns 100,000 shares of AER Common Stock. Mr. Lindseth's adult children and their spouses together hold approximately a 15% interest in each of AER Partners,

    Elmwood Partners II and Kindt-Collins and a 26% interest in Battery Partners. Mr. Lindseth disclaims beneficial ownership of the interest of his children and their spouses in AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners. Giving effect to the shares owned by AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners, Mr. Lindseth and his wife currently control approximately 26.6% of the outstanding AER Common Stock.
(2) Messrs. Stephen Berger, Leon Levy, Jack Nash, Joshua Nash and Brian Wruble, by virtue of being general partners of Odyssey Partners, L.P., a privately-held investment partnership ("Odyssey"), may be deemed to beneficially own the shares of AER Common Stock owned by Odyssey. Each of such partners disclaims any such beneficial ownership (within the meaning of Rule 13d-3) which exceeds the proportionate interest in the AER Common Stock which he may be deemed to own as a general partner of Odyssey. No other persons exercise (or may be deemed to exercise) any voting or investment power over the shares of AER Common Stock owned by Odyssey.
(3) Shares reported as beneficially held by Keystone, Inc. ("Keystone") include 1,000,000 shares held by Keystone; 77,500 shares held jointly by David G. Brown, Vice President of and Consultant to Keystone and his spouse, Maureen Brown; and 18,000 shares held by Mark A. Wolfson, Vice President of and Consultant to Keystone. Robert M. Bass as President and sole director of Keystone may, pursuant to Rule 13d-3, be deemed to be the beneficial owner of the 1,000,000 shares of AER Common Stock owned by Keystone. In May 1996, FW AER Partners L.P. ("FW Partners") acquired 1,584,158 shares plus warrants to purchase an additional 835,000 shares. Group 31, Inc. as sole general partner of FW Partners and J. Taylor Crandall as President of Group 31 may, pursuant to Rule 13d-3, be deemed to be the beneficial owner of the 1,584,158 shares of AER Common Stock and warrants to purchase an additional 835,000 shares of AER Common Stock owned by FW Partners. The above individuals, together with Keystone, FW Partners and Group 31 jointly filed a Schedule 13D reporting the acquisition of an aggregate of 3,514,658 shares of AER Common Stock because they may be deemed to constitute a "group" within the meaning of Rule 13d-3. The Schedule 13D filing did not include 14,750 shares received subsequent to the filing by David G. Brown pursuant to the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan.

  Security Ownership of Directors and Management

     The following table sets forth, as of March 16, 1998, certain information concerning the beneficial ownership, as defined in Rule 13d-3, of shares of AER Common Stock by the Directors, the Named Executive Officers (as defined below), and all executive officers and Directors as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                  SHARES OF AER       PERCENTAGE OF
                                                                   COMMON STOCK       COMMON STOCK
NAME                                       POSITION             BENEFICIALLY OWNED     OUTSTANDING
----                                       --------             ------------------    -------------
Jon A. Lindseth...............  Chairman of the Board               6,584,645(1)(2)       26.6%
David W. Dorheim..............  Director, President and Chief         207,110(3)             *
                                  Executive Officer
David G. Brown................  Director                               92,250(2)(5)          *
James W. Dixon................  Director                               29,250(2)             *
William L. Jackson............  Director                               20,250(2)             *
H. Douglas Johns..............  Director                               48,500(2)(4)          *
John L. Wilkes................  Director                               29,250(2)             *
R. Dennis Bentz...............  Vice President -- Manufacturing       147,260(3)             *
M. Beth Donley................  Vice President -- Chief                45,000(3)             *
                                  Financial Officer, Secretary
                                  and Treasurer
Frank M. Harris...............  Vice President -- Marketing           146,710(3)             *
                                  and Sales
Lawrence A. Tinker............  Vice President -- Engineering         110,372(3)             *
All executive officers and
  Directors as a group
  (11 persons)................
                                                                    7,460,597(6)          29.5%

---------------

  * Less than 1.0%
(1) Includes 3,189,915 shares held by AER Partners, 3,158,500 shares held by Elmwood Partners II, 121,230 shares held by Battery Partners and 100,000 shares held by Kindt-Collins.
(2) Includes shares awarded pursuant to the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan, which are subject to restrictions on transfer that lapse over five years.
(3) Includes 78,750, 56,250 and 56,250 shares subject to options which are exercisable immediately at $0.89 per share held by Messrs. Dorheim, Bentz and Harris, respectively, and 76,000, 38,000 and 38,000 shares subject to options immediately exercisable at $3.19 per share held by Messrs. Dorheim, Bentz and Harris, respectively. Also includes 32,625 and 54,000 shares subject to immediately exercisable options held by Dr. Tinker at $1.89 and $3.19 per share, respectively, and 44,000 shares subject to immediately exercisable options held by Ms. Donley at $3.19 share.
(4) Includes 25,000 shares subject to an option which is immediately exercisable at $2.125 per share.
(5) Includes 77,500 shares held jointly by Mr. Brown and his spouse.
(6) Includes a total of 498,875 shares subject to options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Company, seven Directors will be elected to serve for a term of one year and until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below. Should any nominee be unable or fail to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise instructed in the proxy, to vote for the election in his stead of such other person as management may recommend.

     The following table sets forth certain information concerning persons nominated as Directors.

                                             POSITION WITH COMPANY                     DIRECTOR OF
NAME                  AGE                   AND PRINCIPAL OCCUPATION                  COMPANY SINCE
----                  ---                   ------------------------                  -------------
Jon A. Lindseth.....  63    Chairman of the Board. Chairman of Kindt-Collins              1989
                              (foundry supply company)
David W. Dorheim....  48    Director, President and Chief Executive Officer               1989
David G. Brown......  41    Director, Vice President of Keystone; limited partner of      1996
                              FW Partners; principal of Arbor Investors, LLC (all
                              are investment companies). Mr. Brown also serves on
                              the Board of Directors of Bell & Howell Company.
James W. Dixon......  50    Director. President and Chief Executive Officer of The        1997
                              Reohr Group (formerly Information Technology
                              Consulting Group, Inc.)(information technology
                              consulting). Mr. Dixon also serves on the Board of
                              Directors of US Data, Inc. and Neoware Systems, Inc.
William L. Jackson..  71    Director. Retired Chairman of Tupperware, Inc. (consumer      1993
                              product manufacturer)
H. Douglas Johns....  49    Director. Chairman and Chief Executive Officer of             1993
                              Monorail, Inc. (formerly Net Runner Communications
                              Company)(computer hardware manufacturer)
John L. Wilkes......  72    Director. Retired Senior Vice President of Technology         1993
                              Worldwide of Duracell Battery Company (battery
                              manufacturer)

     Each nominee for Director has been principally employed in his present capacity or a similar capacity with the same organization for at least the last five years except as follows. Mr. Brown served as Vice President in Corporate Finance for Salomon Brothers from 1985 to 1993. Mr. Johns retired as Senior Vice President/ General Manager of the Personal Computer Division of Compaq Computer Corporation in 1993. Mr. Johns also served as a consultant to the Company from December 1994 to December 1995 and became Chairman and CEO of Monorail, Inc. in November 1995. From 1988 to 1996, Mr. Dixon served as Chairman and Chief Executive Officer of CompuCom Systems, Inc., a national computer reseller and services company.

     Each of the Company's directors serves for a one-year term and until his successor is elected and qualified or until his earlier death, resignation or removal.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during 1997 and each Director attended at least 75% of such meetings, except for Mr. Johns who attended two of the five meetings. During 1997, each Director serving on a committee of the Board attended at least 75% of the meetings of each committee on which such Director served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit and Compensation Committees, which are composed of three members. The Board of Directors does not have a nominating committee.

     The Audit Committee, composed of Messrs. Lindseth, Jackson and Wilkes, met one time in 1997. The functions of the Audit Committee are to recommend to the Board each year the accounting firm to be retained as the Company's independent auditors, consider the fee arrangement and scope of the audit, review the financial statements and the independent auditors' report and the accompanying management letter, and consult with the independent auditors with regard to the adequacy of the Company's overall accounting and financial controls.

     The Compensation Committee, composed of Messrs. Lindseth, Brown, and Jackson, met four times in 1997. The purpose of the Compensation Committee is to approve compensation policies and programs for the Company's employees and executive officers and to grant options to employees and executive officers under the Company's 1992 Stock Option Plan (the "Stock Option Plan"). Mr. Charles Boesenberg, a former director of the Company, served on the Compensation Committee until leaving the Board of Directors in May 1997 and was not replaced.

SHAREHOLDER VOTE

     Election of the seven nominees named above will require the affirmative vote of the holders of a plurality of the shares of AER Common Stock voted at the Annual Meeting, assuming a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is composed of Directors who are not employees of the Company. The Board of Directors has delegated to the Committee the authority:

          1. To determine the compensation of David W. Dorheim, President and Chief Executive Officer of the Company.

          2. To approve, upon recommendation by Mr. Dorheim, the compensation arrangements of executive officers of the Company, other than Mr. Dorheim, including the executive officers named in the Summary Compensation Table below.

          3. To grant options to employees of the Company under the Stock Option Plan and to carry out the duties and responsibilities of the Board of Directors with respect to the Company's incentive plans.

  Compensation Policies

     The Company's compensation policies for executive officers are designed to provide competitive levels of compensation allowing the Company to attract and retain highly qualified executive officers whose contributions are essential to the success of the Company. The Committee approves salary increases of executive officers. The Company's compensation policies for executive officers have two principal components: (1) a significant portion of an individual executive officer's compensation depends on the performance of the individual, and (2) compensation in the form of stock options is contingent upon continued employment of the executive officer over a specified period of time because options typically vest 20% per year. The Committee believes that ownership of the Company's stock by its executive officers is important, and the Company's compensation policies and plans are designed to encourage such stock ownership. Specific information concerning the implementation of these policies in connection with the compensation of Mr. Dorheim and the other executive officers is provided below.

  Annual Salaries

     The annual salaries of executive officers are fixed initially at amounts that are deemed sufficient to induce them to accept employment with the Company. Salaries of executive officers are reviewed annually, and increases, if any, are made based on the individual's and the Company's performance. To the extent any salary increases have been granted, they have been based on a subjective evaluation of the performance of the recipient.

     The Company currently intends that all compensation paid to executive officers shall qualify for deductibility under Section 162(m) of the Internal Revenue Code (the "Code"), which provides that compensation paid to certain executive officers of public corporations in excess of $1,000,000 per year is not deductible for federal income tax purposes.

  Payment of Bonuses

     The Committee approved the payment of bonuses in early 1997 to the executive officers due to the achievement of certain goals which had been set during 1996.

  Compensation of Chief Executive Officer

     Using the criteria discussed above and in recognition of his efforts during 1996 and 1997, Mr. Dorheim's salary was set at $222,261 for 1997, an increase of approximately $12,786 (6%) over the prior year. In addition, he was paid a bonus of $45,000. Pursuant to an understanding with Mr. Dorheim when he was hired in 1989, he receives a $6,000 per year automobile allowance. In addition, 50% of the principal of and accrued interest under a note from Mr. Dorheim to the Company for the purchase of AER Common Stock was forgiven pursuant to a December 1994 amendment to the terms of the original note. This reduction in note principal and related accrued interest and reimbursement of related income taxes resulted in $18,568 in additional compensation to Mr. Dorheim.

  Stock Options

     Under the Stock Option Plan, the Committee has awarded to executive officers options to purchase AER Common Stock. The options become exercisable at 20% per year following the date of grant. The options are exercisable for ten years and were originally priced at 100% of the fair market value of the AER Common Stock at the date of grant. The options were repriced effective March 22, 1996 to the closing market price on that date. In connection with the repricing, each option holder agreed that each of the repriced options could not be exercised for a period of one year. Options granted have not had performance contingencies, but the 20% annual vesting encourages executive officers to remain employed by the Company, and the value of the options depends on increases in the market value of AER Common Stock. Certain stock options were granted to certain executive officers prior to the implementation of the Stock Option Plan which have provisions similar to those described above, except the options became fully vested upon the Company's public offering in 1993.

     Submitted by the Compensation Committee of the Board of Directors.

              JON A. LINDSETH
              DAVID G. BROWN
              WILLIAM L. JACKSON

EXECUTIVE COMPENSATION

     Compensation Summary. The following table shows, for the last three fiscal years of the Company, annual compensation paid or awarded by the Company to the President and Chief Executive Officer and each of the four highest compensated executive officers of the Company (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                         -------------
                                                                                            AWARDS
                                                                                         -------------
                                                    ANNUAL COMPENSATION                    NUMBER OF
                                       ---------------------------------------------      SECURITIES
                                                                      OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)   COMPENSATION($)     OPTIONS(#)(2)
---------------------------            ----   ---------   --------   ---------------     -------------
David W. Dorheim.....................  1997    222,261     45,000    6,000(3)/18,568(4)          --
  President and Chief Executive        1996    209,475     15,000              6,000(3)     160,000(5)
  Officer                              1995    193,300     15,000              6,000(3)     100,000
R. Dennis Bentz......................  1997    143,597     15,000             18,568(4)          --
  Vice President -- Manufacturing      1996    133,897      7,500                 --         80,000(5)
                                       1995    125,591      7,500                 --         50,000
M. Beth Donley.......................  1997    101,990     15,000                 --             --
  Vice President -- Chief Financial    1996     94,747      7,500                 --         90,000(5)
  Officer, Secretary and Treasurer     1995     86,063      7,500                 --         50,000
Frank M. Harris......................  1997    143,597     15,000             18,568(4)          --
  Vice President -- Marketing          1996    133,897      7,500                 --         80,000(5)
  and Sales                            1995    125,591      7,500                 --         50,000
Lawrence A. Tinker...................  1997    127,044     15,000             16,917(4)          --
  Vice President -- Engineering        1996    118,462      7,500                 --        100,000(5)
                                       1995    109,326      7,500                 --         50,000

---------------

(1) The Company does not maintain a "long-term incentive plan," as defined by rules of the SEC, and has not made any awards of stock appreciation rights ("SARs").
(2) Includes options issued pursuant to the Stock Option Plan.
(3) Automobile allowance.
(4) Consists of the forgiveness of notes receivable and related interest and the reimbursement of related income taxes.
(5) Consists of stock options repriced during 1996.

OPTION GRANTS IN 1997

     There were no options granted to the Named Executive Officers during 1997.

EXERCISES OF OPTIONS IN 1997 AND AGGREGATE YEAR-END OPTION VALUES

     Shown below is information with respect to the year-end values of all options held by the Named Executive Officers. No Named Executive Officer exercised any options in 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING          VALUE OF
                                                                     UNEXERCISED     UNEXERCISED IN-THE-
                                            SHARES                    OPTIONS AT      MONEY OPTIONS AT
                                           ACQUIRED                   FY-END(#)         FY-END($)(1)
                                          ON EXERCISE     VALUE      EXERCISABLE/       EXERCISABLE/
NAME                                          (#)      REALIZED($)  UNEXERCISABLE       UNEXERCISABLE
----                                      -----------  -----------  --------------   -------------------
David W. Dorheim........................      N/A          N/A      154,750/84,000        18,506/0
R. Dennis Bentz.........................      N/A          N/A       94,250/42,000        13,219/0
M. Beth Donley..........................      N/A          N/A       44,000/46,000             0/0
Frank M. Harris.........................      N/A          N/A       94,250/42,000        13,219/0
Lawrence A. Tinker......................      N/A          N/A       86,625/46,000             0/0

---------------

(1) Equal to the net value of the option as of December 31, 1997, i.e., the closing market price of $1.125 per share of AER Common Stock on December 31, 1997, less the applicable per share exercise price of the option, multiplied by the number of shares subject to the option.

LONG-TERM INCENTIVE PLAN AWARDS IN 1997

     The Company has no "long-term incentive plan" as defined in the SEC's proxy statement disclosure rules.

PENSION PLAN

     The Company has no defined benefit or actuarial plan.

DIRECTOR COMPENSATION

     The Company historically has paid no cash compensation to its Directors, except reimbursement for reasonable expenses. In 1993, the Board of Directors adopted the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan (the "Restricted Stock Plan"), pursuant to which non-employee directors were granted restricted stock awards. The Restricted Stock Plan was approved by the Company's shareholders at the Company's 1994 Annual Meeting of Shareholders. Under the Restricted Stock Plan, every five years each non-employee director receives a restricted stock award covering 15,000 shares of AER Common Stock. Restrictions on such shares lapse 20% per year for each year the non-employee director serves on the Board of Directors. Awards are pro-rated for non-employee directors selected between annual meetings of the shareholders. As of March 16, 1998, 107,750 shares had been awarded pursuant to the Restricted Stock Plan.

DIRECTOR CONSULTING AGREEMENT

     In December 1994, the Company entered into a consulting agreement with Mr. Johns, a current member of the Board of Directors. Pursuant to the agreement, Mr. Johns provided the Company with certain business strategy and marketing consulting services for one year for approximately $209,000 plus an option to acquire 50,000 shares of AER Common Stock at an exercise price of $4.25 per share. The agreement was amended to reduce the number of shares of AER Common Stock subject to the option from 50,000 shares to 25,000 shares and to reduce the option exercise price from $4.25 to $2.125 per share. The consulting agreement with Mr. Johns expired in December 1995.

PERFORMANCE MEASUREMENT COMPARISON

     The following chart shows total shareholder returns for the periods indicated for each of (i) AER Common Stock, (ii) the NASDAQ Stock Market-U.S. Index, and (iii) the Hambrecht & Quist Growth Index (a subset of the Hambrecht & Quist Technology Index).

           COMPARISON OF FIFTY-FOUR MONTH CUMULATIVE TOTAL RETURN ON
      INVESTMENT AMONG AER ENERGY RESOURCES, INC., THE NASDAQ STOCK MARKET
               U.S. INDEX AND THE HAMBRECHT & QUIST GROWTH INDEX

                                                                             HAMBRECHT &
        MEASUREMENT PERIOD             AER ENERGY        NASDAQ STOCK       QUIST GROWTH
      (FISCAL YEAR COVERED)          RESOURCES, INC.   MARKET-U.S. INDEX        INDEX
7/1/93                                         100.00             100.00             100.00
12/31/93                                       146.43             110.56             109.04
12/31/94                                        64.29             108.07             112.82
12/31/95                                        41.07             152.83             182.57
12/31/96                                        31.26             187.99             202.45
12/31/97                                        16.07             230.69             206.06

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Effective May 7, 1993, the Board of Directors established a Compensation Committee composed of Mr. Lindseth and Mr. Michael Barker, a former director of the Company. In November 1993 and May 1994, Mr. Johns and Mr. Boesenberg, respectively, were added as members of the Compensation Committee. In December 1994, Mr. Johns resigned from the Compensation Committee pursuant to his consulting agreement with the Company. Mr. Jackson was appointed to fill the resulting vacancy in February 1995. In May 1996, Mr. Barker resigned from the Board of Directors and the resulting vacancy on the Compensation Committee was filled by Mr. Brown. Mr. Boesenberg resigned from the Compensation Committee when his term as a Director expired in May 1997 and was not replaced. Prior to May 1993, the Board of Directors as a whole, including Mr. Dorheim, participated in determining executive officer compensation.

     Mr. Lindseth is Chairman of the Board and founder of the Company. Prior to the Company's initial public offering in 1993, entities controlled by Mr. Lindseth, which consist of Kindt-Collins, Battery Partners, Elmwood Partners II and AER Partners (the "Lindseth Entities"), purchased or acquired at various times since the Company's inception an aggregate of 5,169,645 shares of AER Common Stock for a total cost of

$7,186,979. These shares were purchased at the same prices and on the same terms as AER Common Stock purchased by other shareholders at the same times. Kindt-Collins purchased an additional 100,000 shares of AER Common Stock in the Company's initial public offering in July 1993. Elmwood Partners II purchased an additional 350,000 shares of AER Common Stock in the Company's public offering in November 1994. In December 1994, Kindt-Collins distributed 800,000 shares of AER Common Stock to its shareholders as a dividend. In January 1995, the 800,000 shares were subsequently contributed by the shareholders, who are also the partners of Elmwood Partners II, to Elmwood Partners II. In October 1995, Mr. Lindseth transferred his interests in Battery Partners, Elmwood Partners II and AER Partners to Jon A. Lindseth, Trustee under Jon A. Lindseth Trust Agreement dated April 25, 1986, as modified. In February 1996, Kindt-Collins sold to Elmwood Partners II 1,058,500 shares of AER Common Stock acquired prior to the Company's initial public offering for a total cost of $1,998,500 or approximately $1.89 per share. In February 1996, Elmwood Partners II purchased 950,000 shares of AER Common Stock in the public market.

                              CERTAIN TRANSACTIONS

     The Company is party to a 1989 License Agreement (the "DEMI License") with Dreisbach Electromotive, Inc. ("DEMI") and Mike Cheiky, a founder of DEMI, its former principal inventor and a former director of DEMI. During 1995, 1996 and 1997, respectively, the Company paid $250,000 $150,000 and $100,000 in royalty payments to DEMI under the DEMI License. Minimum royalties are $100,000 for 1998 and $50,000 for 1999, with no minimum royalties thereafter. DEMI has also agreed to the terms of a proposed original equipment manufacturer ("OEM") air manager license agreement to be entered into by the Company and any OEMs licensing the air manager system. The DEMI License basically provides for royalties of 4% payable to DEMI on net sales of zinc-air batteries incorporating DEMI's technology made by the Company or to its sublicenses. The OEM air manager license agreement basically provides that 4% of the royalties the Company receives from sublicensing the air manager system will be payable to DEMI.

     Mr. Dorheim is a director of DEMI. At the time the DEMI License was executed, all of the shareholders of DEMI were shareholders in the Company. The Company is unable to determine how many DEMI shareholders (other than the Lindseth Entities) currently own AER Common Stock. As of December 31, 1997, the Lindseth Entities owned approximately 13% of the stock of DEMI.

     Messrs. Dorheim, Harris, Bentz and Tinker, all current executive officers of the Company, acquired a total of 156,375 shares of AER Common Stock in exchange for a total of $160,375 in cash and promissory notes when they began employment. In December 1994, the notes were amended to include full recourse against the borrowers in the event of nonpayment and to add a provision whereby the Company would forgive the entire indebtedness contingent on the continued employment of each such employee. On December 1, 1997, pursuant to the forgiveness provisions, an aggregate of $41,912 of outstanding principal and related interest was forgiven and recorded as compensation expense. In addition, the Company reimbursed Messrs. Dorheim, Harris, Bentz and Tinker income taxes related to the additional compensation in the aggregate amount of $31,760.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the outstanding AER Common Stock, to file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during 1997 its officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                 RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as independent auditors of the Company for 1998. Ernst & Young LLP have been the independent public auditors for the Company since 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions.

                SHAREHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     A shareholder who wishes to submit a proposal for action at the 1999 Annual Meeting of Shareholders and have the proposal included in the proxy statement for such meeting must send his proposal sufficiently in advance so that it is received at the Company's executive offices by December 10, 1998. The shareholder should also notify the Company in writing regarding his intention to appear personally at the meeting to present his proposal at the time he submits his proposal.

                                 OTHER MATTERS

     Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned herein. If any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ M. BETH DONLEY
                                          M. BETH DONLEY
                                          Vice President -- Chief Financial
                                          Officer, Secretary and Treasurer

                                                                        APPENDIX

[X] PLEASE MARK VOTES                                  REVOCABLE PROXY
    AS IN THIS EXAMPLE                            AER ENERGY RESOURCES, INC.                       FOR     WITHHOLD     FOR ALL
                                                                                                   ALL      FOR ALL     EXCEPT

             ANNUAL MEETING OF SHAREHOLDERS                 1.  The election of directors of all   [   ]      [   ]        [   ]
                      MAY 14, 1998                              nominees listed below (except as
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     marked to the contrary):

  The undersigned hereby appoints David W. Dorheim and
Jon A. Lindseth, or either of them each with full power of  DAVID G. BROWN, JAMES W. DIXON, DAVID W. DORHEIM, WILLIAM L. JACKSON,
substitution, acting jointly or by either one of them if    H. DOUGLAS JOHNS, JON A. LINDSETH AND JOHN L. WILKES.  INSTRUCTION:
only one be present and acting, attorney and proxy to vote  To withhold your vote for any nominee(s), mark "For All Except" and
in the manner specified below (according to the number of   write that nominee's name on the line below
shares which the undersigned would be entitled to cast if
then personally present) at the annual meeting of           _____________________________________________________________________
shareholders of AER Energy Resources, Inc. to be held on
May 14, 1998, including adjournments.

                                                            2.  In their discretion upon such other business as may properly come before the meeting.


                                                                THIS PROXY SHALL BE VOTED AS DIRECTED.  IF NO DIRECTION TO THE
                                                            CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL LISTED
                                                            ABOVE, AS INDICATED IN THE ENCLOSED PROXY STATEMENT.  DISCRETIONARY
                                                            AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME
                                                            BEFORE THE MEETING.



                                     -----------------------------------
   Please be sure to sign and date   Date
    this Proxy in the box below
------------------------------------------------------------------------



--------Shareholder sign above-----Co-Holder (if any) sign above--------



---------------------------------------------------------------------------------------------------------------------------------

                          - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -


                                                  AER ENERGY RESOURCES, INC.

         ----------------------------------------------------------------------------------------------------------------
         Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.


                                                      PLEASE ACT PROMPTLY
                                             SIGN, DATE & MAIL YOUR PROXY CARD TODAY